[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invests in a real estate joint venture. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
[LEGEND]

[PERIOD-TYPE]                   9-MOS
[FISCAL-YEAR-END]                          DEC-31-2000
[PERIOD-END]                               SEP-30-2000
[CASH]                                       1,538,536
[SECURITIES]                                         0
[RECEIVABLES]                                    1,564
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                               1,540,100
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             0
[OTHER-SE]                                   1,194,458<F1>
[TOTAL-LIABILITY-AND-EQUITY]                 1,540,100<F2>
[SALES]                                              0
[TOTAL-REVENUES]                             5,447,294<F3>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                               133,977
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                              5,313,317
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                          5,313,317
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                 5,313,317
[EPS-BASIC]                                      17.34<F4>
[EPS-DILUTED]                                        0

<F1>Represents partners' capital.
<F2>Liabilities include accounts payable and accrued liabilities of $212,004 and distributions payable to General Partners of $133,638.
<F3>Total revenues include equity in earnings of joint venture of $5,265,203 and interest and other revenue of $182,091.
<F4>Represents net income per Unit of limited partnership interest.